Exhibit 10.1
VORNADO REALTY TRUST 2023 OMNIBUS SHARE PLAN
FORM OF RESTRICTED LTIP UNIT AGREEMENT
RESTRICTED LTIP UNIT AGREEMENT made as of the date set forth on Schedule A hereto between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary Vornado Realty L.P., a Delaware limited partnership (the “Partnership”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).
RECITALS
A. In accordance with the Vornado Realty Trust 2023 Omnibus Share Plan, as it may be amended from time to time (the “Share Plan”), the Company desires in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire LTIP Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Share Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.
B. Schedule A hereto sets forth certain significant details of the LTIP Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A.
NOW, THEREFORE, the Company, the Partnership and the Employee hereby agree as follows:
AGREEMENT
1.Grant of Restricted LTIP Units; Defined Terms.
(a)    On the terms and conditions set forth below, as well as the terms and conditions of the Share Plan, the Company hereby grants to the Employee such number of LTIP Units as is set forth on Schedule A (the “Restricted LTIP Units” or “LTIP Units”).
(b)    The terms “Cause,” “Change in Control,” “Disability,” “Good Reason” and “Retirement” shall have the meanings set forth in this Agreement and shall govern the treatment of the Restricted LTIP Units exclusively for purposes of this Agreement, unless Employee is or becomes a party to any employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) between the Employee on the one hand and the Company or one of its affiliates on the other hand entered into after the date of this Agreement (a “Service Agreement”) that contains provisions that expressly refer to this Section 1(b) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Restricted LTIP Units. The foregoing sentence will be deemed an amendment to any existing employment, consulting or similar service agreement (including without limitation a separation, severance or similar agreement if any) between the Employee on the one hand and the Company or one of its affiliates on the other hand to the extent required to apply its terms consistently with this Agreement and the terms of this Agreement shall supersede any contrary terms in any such existing agreement.
2.Vesting Period. The vesting period of the Restricted LTIP Units (the “Vesting Period”) begins on the Date of Grant and continues until such date(s) as is set forth on Schedule A as the date on which the Restricted LTIP Units are vested. Except as permitted under Section 10, the Restricted LTIP Units for which the applicable Vesting Period has not expired may not be Transferred (as defined in Section 10), provided that, (a) at any time after the date that is at least two (2) years after the Date of Grant, (i) the Restricted LTIP Units may be Transferred to the Employee’s Family Members by gift or pursuant to a domestic relations order in settlement of marital property rights; and (ii) the Restricted LTIP Units may be Transferred to an entity in which fifty percent (50%) of the voting interests are owned by Family Members (or the Employee) in exchange for an interest in such entity and (b) at any time after the Date of Grant, the Restricted LTIP Units may be Transferred to a Grantor Trust. Additionally, the Employee agrees that any Restricted LTIP Units that vest in accordance with this Agreement may not be Transferred or redeemed in accordance with the Partnership Agreement for one year following the end of the applicable Vesting Period except (x) as permitted under

Section 10, (y) as necessary to satisfy any tax withholding obligations in accordance with this Agreement or (z) following a Change in Control (such period, the “Lock-Up Period”).
The Employee shall be entitled to receive distributions with respect to Restricted LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable. The Distribution Participation Date (as defined in the Partnership Agreement) for the Restricted LTIP Units shall be the Date of Grant. The Employee shall have the right to vote the Restricted LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether the applicable Vesting Period has expired.
For purposes of this Section 2, (i) “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which any one or more of these persons (or the Employee) have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Employee) control the management of assets, and any other entity in which one or more of these persons (or the Employee) own more than fifty percent (50%) of the voting interests. and (ii) “Grantor Trust” means a revocable trust where the Employee is the only grantor and such trust is a grantor trust as defined under the Internal Revenue Code of 1986, as amended (the “Code”), and is treated as separate from the Employee for U.S. federal income tax purposes and therefore all income, gain or loss is reported by the Employee on the Employee’s personal income tax return.
3.    Forfeiture of Restricted LTIP Units. If the employment of the Employee by the Company or an affiliate terminates for any reason except as described below, the Restricted LTIP Units for which the applicable Vesting Period has not expired as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation.
Upon the Employee’s Retirement, death, termination due to Disability or termination by the Company without Cause or by the Employee for Good Reason, the Restricted LTIP Units shall be vested to the extent provided in accordance with Schedule A.
If, within four months prior to or 24 months following the occurrence of a Change in Control of the Company, the Employee’s employment with the Company (or its successor) or its affiliates is terminated either (i) by the Company (or its successor) without Cause (as defined below) or (ii) by the Employee for Good Reason (as defined below), then any Restricted LTIP Units for which the applicable Vesting Period has not expired, shall become fully vested and shall not be forfeitable.
For purposes of this Restricted LTIP Unit Agreement, a “Change in Control” of the Company means the occurrence of one of the following events:
(i)        individuals who, on the Date of Grant, constitute the Board of Trustees of the Company (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board of Trustees (the “Board”), provided that any person becoming a trustee subsequent to the Date of Grant whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;
(ii)        any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Date of Grant, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:  (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the

Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) (a) any of the partners (as of the Date of Grant) in Interstate Properties (“Interstate”) including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the “Interstate Partners”), (b) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (c) any “group” (as described in Rule 13d-5(b)(i) under the Exchange Act) including the Interstate Partners (the persons in (a), (b) and (c) shall be individually and collectively referred to herein as, “Interstate Holders”);
(iii)    the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Interstate Holders or the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B), (C), or (F) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or
(iv)    Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Employee under this Restricted LTIP Unit Agreement.
For the purposes of this Section, “Cause” will mean with respect to the Employee, the Employee’s: (a) conviction of, or plea of guilty or nolo contendre to, a felony pertaining or otherwise relating to his or her employment with the Company or an affiliate; (b) willful misconduct that is materially economically injurious to the Company or any of its affiliates; or (c) willful and continued failure to use reasonable business efforts to substantially perform Employee’s duties after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Employee has not used reasonable business efforts to attempt to substantially perform Employee’s duties, in each case as determined in the Company’s sole discretion.
For the purposes of this Section, “Disability” will mean a disability which renders the Employee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.
For the purposes of this Section, “Good Reason” will mean (a) the assignment to the Employee of duties materially and adversely inconsistent with the Employee’s status prior to the Change in Control or a material and adverse alteration in the nature of the Employee’s duties, responsibilities or authority; (b) a reduction in the Employee’s base salary; or (c) a relocation of the Employee’s own office location to a location more than 30 miles from its location prior to the Change in Control; provided, however, that with respect to each of the foregoing, the Employee must (i) within ninety (90) days following its occurrence, deliver to the Company a written explanation specifying the specific basis for the Employee’s belief that the Employee is entitled to terminate the Employee’s employment for Good Reason, (ii) give the Company an opportunity to cure any of the foregoing within thirty (30) days following delivery of such explanation and (iii) provided Company has failed to cure any of the foregoing within such thirty (30) day cure period, terminate the Employee’s employment within thirty (30) days following expiration of such cure period.
For the purposes of this Section, “Retirement” will mean the Employee’s termination of his or her employment with the Company and its affiliates after attainment of age 75; provided that the Employee shall not be deemed to have terminated the Employee’s employment if the Employee remains in the service of the Company as a member of the board of trustees of the Company or a consultant.

4.    Certificates. Each certificate, if any, issued in respect of the Restricted LTIP Units awarded under this Restricted LTIP Unit Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the LTIP Units are issued by the Partnership at the time, at the expiration of the applicable Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of such Vesting Period. The Employee agrees that any resale of the LTIP Units received upon the expiration of the applicable Vesting Period (or shares of Company’s common shares of beneficial interest, par value $0.04 per share (the “Common Shares”) received upon redemption of or in exchange for LTIP Units or Class A Units of the Partnership into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
5.    Tax Withholding. The Company or its applicable affiliate has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Restricted LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Restricted LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of such number of Restricted LTIP Units as have a market value determined at the date the applicable LTIP Units vest, approximately equal to the Withholding Amount with any excess proceeds being paid to Employee.
6.    Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Class A Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Restricted LTIP Unit Agreement, the Share Plan or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Share Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor applicable to Class A Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Class A Units, shares or other securities received by the Employee with respect to the applicable Restricted LTIP Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the Restricted LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.
7.    No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.
8.    Notice. Any notice to be given to the Company shall be addressed to the Chief Financial Officer of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.
9.    Governing Law. This Restricted LTIP Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without references to principles of conflict of laws.

10.    Successors and Assigns; Transfers. This Restricted LTIP Unit Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Restricted LTIP Unit Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and the end of the Lock-Up Period, provided, however, that, at any time after the Date of Grant, (i) the Restricted LTIP Units may be Transferred to the Employee’s Family Members by gift or pursuant to a domestic relations order in settlement of marital property rights; and (ii) the Restricted LTIP Units may be Transferred to an entity in which fifty percent (50%) of the voting interests are owned by Family Members (or the Employee) in exchange for an interest in such entity and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act, and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer and shall otherwise refuse to recognize any such Transfer.
11.    Severability. If, for any reason, any provision of this Restricted LTIP Unit Agreement is held invalid, such invalidity shall not affect any other provision of this Restricted LTIP Unit Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Restricted LTIP Unit Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Restricted LTIP Unit Agreement, shall to the full extent consistent with law continue in full force and effect.
12.    Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Restricted LTIP Unit Agreement.
13.    Counterparts. This Restricted LTIP Unit Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
14.    Miscellaneous. This Restricted LTIP Unit Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Restricted LTIP Unit Agreement may be amended in writing signed only by the Company to:  (a) correct any errors or ambiguities in this Restricted LTIP Unit Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Restricted LTIP Unit Agreement and the Share Plan, the Share Plan shall govern.
15.    Status as a Partner. As of the Date of Grant, the Employee shall be admitted as a partner of the Partnership with beneficial ownership of the number of LTIP Units issued to the Employee as of such date pursuant to this Restricted LTIP Unit Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).
16.    Status of LTIP Units under the Share Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Share Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Class A Units into which LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Share Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

17.    Investment Representations; Registration. The Employee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Restricted LTIP Unit Agreement by the Employee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Restricted LTIP Unit Agreement or upon conversion or exchange of LTIP Units.
18.    Section 83(b) Election. In connection with this Restricted LTIP Unit Agreement the Employee hereby agrees to make an election to include in gross income in the year of transfer the applicable LTIP Units pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the Restricted LTIP Units hereunder.
19.    No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Employee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any subsidiary to terminate the Employee’s employment with the Company and its subsidiaries at any time.
20.    Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.
21.    Section 280G. In the event that the amount of any compensation, payment, benefit or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code, and the applicable regulations thereunder (the “Aggregate Payments”) (1) constitutes “parachute payments” within the meaning of Section 280G of the Code, and (2) but for this Section 21, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will be either (x) delivered in full, or (y) delivered as to such lesser extent that would result in no portion of such payments and benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 of the Code (and any equivalent state or local excise taxes), results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999 of the Code. In the event of any required reduction pursuant to this Section 21, then the Aggregate Payments shall be reduced in the following order, in each case, in reverse chronological order beginning with the Aggregate Payments that are to be paid the furthest in time from consummation of the transaction that is subject to Section 280G of the Code: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits; provided that in the case of all the foregoing Aggregate Payments all amounts or payments that are not subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c) shall be reduced before any amounts that are subject to calculation under Treas. Reg. §1.280G-1, Q&A-24(b) or (c). The calculations required under this Section 21 will be performed by a nationally-recognized accounting or consulting firm selected by the Company (the “Accountants”).  The Company and the Employee agree to furnish to the Accountants such information and documents as the Accountants may reasonably request, the Accountants shall provide drafts of detailed supporting calculations to the Company and the Employee and will finalize such calculations after taking into consideration any discussions and feedback provided by the Employee or the Employee’s advisors. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this provision.

22.    Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Employee, the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with Section 409A of the Code.
[signature page follows]

IN WITNESS WHEREOF, this Restricted LTIP Unit Agreement has been executed by the parties hereto as of the date and year first above written.

VORNADO REALTY TRUST

By:	_______________________________
Michael J. Franco
President and Chief Financial Officer

VORNADO REALTY L.P.

By:	Vornado Realty Trust, its general partner

By:	_______________________________
Michael J. Franco
President and Chief Financial Officer

EMPLOYEE
_____________________
Name:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Employee, desiring to become one of the within named Limited Partners of Vornado Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of October 20, 1997, of Vornado Realty L.P., as amended (the “Partnership Agreement”). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement. The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee):
1.The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.
2.The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of Beneficial Interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.
5.a. The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
Ex. A-1

b. The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.
7.The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.
8.This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name: __________________________

Date: ________________________, 2023

Address of Limited Partner:

___________________________
___________________________
___________________________

Ex. A-2

EXHIBIT B
EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
The Employee hereby represents, warrants and covenants as follows:
(a)The Employee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)Vornado Realty Trust’s latest Annual Report to Shareholders;
(ii)Vornado Realty Trust’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii)Vornado Realty Trust’s and Vornado Realty L.P.’s Report on Form 10-K for the fiscal year most recently ended;
(iv)Vornado Realty Trust’s and Vornado Realty L.P.’s Form 10-Q, if any, for the most recently ended quarter filed by Vornado Realty Trust and Vornado Realty L.P. with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v)Each of the Current Report(s) on Form 8-K of Vornado Realty Trust and Vornado Realty L.P., if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by Vornado Realty Trust and Vornado Realty L.P.;
(vi)The Partnership Agreement;
(vii)Vornado Realty Trust’s 2023 Omnibus Share Plan; and
(viii)Vornado Realty L.P.’s Second Amended and Restated Agreement of Limited Partnership, as amended.
The Employee also acknowledges that any delivery of the Background Documents and other information relating to Vornado Realty Trust and Vornado Realty L.P. prior to the determination by Vornado Realty L.P. of the suitability of the Employee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)The Employee hereby represents and warrants that:
(i)The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for Vornado Realty Trust’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in Vornado Realty Trust and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
(ii)The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from Vornado Realty Trust, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed
Ex. B-1

decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or Vornado Realty Trust involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and Vornado Realty Trust and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and Vornado Realty Trust, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or Vornado Realty Trust.
(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Stock Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and Vornado Realty Trust on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor Vornado Realty Trust has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, Vornado Realty Trust may issue such REIT Shares under the 2023 Omnibus Share Plan (the “Stock Plan”) and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) Vornado Realty Trust has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)The Employee has determined that the LTIP Units are a suitable investment for the Employee.
(vi)No representations or warranties have been made to the Employee by the Partnership or Vornado Realty Trust, or any officer, director, shareholder, agent, or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.
Ex. B-2

(c)So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns, and to file a copy of such election with the Employee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Employee.
(e)The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Ex. B-3

SCHEDULE A TO RESTRICTED LTIP UNIT AGREEMENT
(Terms being defined are in quotation marks.)

Date of Restricted LTIP Unit Agreement:	As of:
Name of Employee:
Number of LTIP Units Subject to Grant:
Date of Grant:	June 29, 2023
Date on Which Restricted LTIP Units are Fully Vested:	Fourth anniversary of the Date of Grant
Vesting Period:	50% of the LTIP Units shall vest on the third anniversary of the Date of Grant and 50% of the LTIP Units shall vest on the fourth anniversary of the Date of Grant, in each case subject to earlier forfeiture in accordance with the Agreement
Vesting at Retirement, death, Disability or termination without Cause or for Good Reason:	Date of Retirement, death, Disability or termination without Cause or for Good Reason	% of Restricted LTIP Units Vested*
	On or before 1st anniversary of Date of Grant	50% of LTIP Units vest (50% forfeited)
	After 1st anniversary of Date of Grant	75% of LTIP Units vest (25% forfeited)
	After 2nd anniversary of Date of Grant	100% of LTIP Units vest
* Percentage of LTIP Units that are vested on Retirement, death, Disability or termination without Cause or for Good Reason that is on or before the 1st anniversary, or between the 1st anniversary and 2nd anniversary, of the Date of Grant is determined using straight-line interpolation, subject to a minimum of 50% of LTIP Units becoming vested upon such a termination event occurring after the Date of Grant

Additional Matters:	One year Lock-Up Period applies following the end of each applicable Vesting Period as set forth in the Agreement

Initials of Vornado Realty Trust representative:
Initials of Employee: